Exhibit 99.3

PHILADELPHIA INSURANCE COMPANIES
SUMMARY SEGMENT TOTALS
FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004
(IN THOUSANDS)

	3/31/2005	3/31/2004	2005 VS. 2004	3/31/2005	3/31/2004	2005 VS. 2004
	GROSS	GROSS	%	GROSS	GROSS	%
	WRITTEN	WRITTEN	INCREASE	EARNED	EARNED	INCREASE
	PREMIUMS	PREMIUMS	<DECREASE>	PREMIUMS	PREMIUMS	<DECREASE>
COMMERCIAL LINES	210,010	175,072	20.0%	213,735	178,871	19.5%

SPECIALTY LINES	53,635	47,393	13.2%	47,314	39,284	20.4%

PERSONAL LINES	21,460	29,972	-28.4%	26,963	23,062	16.9%

TOTAL ALL LINES	285,105	252,437	12.9%	288,012	241,217	19.4%

	3/31/2005	3/31/2004	2005 VS. 2004	3/31/2005	3/31/2004	2005 VS. 2004
	NET	NET	%	NET	NET	%
	WRITTEN	WRITTEN	INCREASE	EARNED	EARNED	INCREASE
	PREMIUMS	PREMIUMS	<DECREASE>	PREMIUMS	PREMIUMS	<DECREASE>
COMMERCIAL LINES	204,323	144,741	41.2%	183,718	133,521	37.6%

SPECIALTY LINES	36,301	40,050	-9.4%	35,385	29,413	20.3%

PERSONAL LINES	13,162	17,788	-26.0%	17,652	8,488	108.0%

TOTAL ALL LINES	253,786	202,579	25.3%	236,755	171,422	38.1%